SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  August 19, 2010

STRATUS MEDIA GROUP, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

000-24477	86-0776876
(Commission File Number)	(I.R.S. Employer Identification No.)

3 East De La Guerra Street, 2nd Floor, Santa Barbara, CA	93101
(Address of Principal Executive Offices)	(Zip Code)

(805) 884-9977
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02         Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

On August 19, 2010, the Company’s acting Chief Financial Officer concluded that the Company’s financial statements for the period ended March 31, 2010, included in the Company’s Form 10-Q that was filed on May 14, 2010 (the “Report”), cannot be relied on because the income statement included $2,190,014 of non-cash, Black Scholes warrant and fair value expense related to financings that should be reclassified to the balance sheet as additional paid-in capital, with an offset by the same amount in the accumulated deficit.

The effect of this reclassification is to reduce the net loss from $3,926,257 for the three months ended March 31, 2010 to $1,736,243 for the same period.  The Company discussed the matter which is the subject of this filing with its independent accountant.

The Company intends to file an amendment to the Report which addresses this non-reliance and corrects the financial statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	August 30, 2010	STRATUS MEDIA GROUP, INC.

		By:	/s/ John Moynahan
Acting Chief Financial Officer